UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 8, 2005

CMS Energy Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-09513	38-2726431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Energy Plaza, Jackson, Michigan		49201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	517-788-0550

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 8, 2005, CMS Energy Corporation ("CMS Energy") announced that it has reached an agreement to settle a shareholder derivative lawsuit linked to round-trip energy trading, subject to court approval. In the lawsuit, the plaintiff shareholder alleged breaches of fiduciary duties in connection with round-trip trading and related internal controls by certain current and former officers and directors of CMS Energy and its subsidiaries that were named as defendants. The settlement agreement, in the form of the Stipulation of Settlement described below, has been signed by each of the plaintiff, the named individual defendants and CMS Energy as the nominal defendant, as well as the Special Litigation Committee (the "Committee") of CMS Energy’s Board of Directors (the "Board"). The Committee, comprised of two disinterested and independent directors who joined the Board after the round-trip trading was discontinued, approved the Stipulation of Settlement on behalf of the Board, based on the authority granted to the Committee by the Board to pursue, settle or terminate the lawsuit after due investigation. The terms of the settlement, including a $12 million payment to CMS Energy under its directors and officers liability insurance program to pay related legal costs, as well as certain corporate governance measures taken by CMS Energy, are detailed in the News Release attached hereto as Exhibit 99.1.

On July 8, 2005, the Jackson County, Michigan, Circuit Court, which has jurisdiction over the derivative lawsuit, issued an Order setting the hearing date for final approval of the terms of the settlement as embodied in the Stipulation of Settlement. The Stipulation of Settlement and the Order are attached hereto as Exhibits 99.2 and 99.3, respectively. The hearing is scheduled for 3 p.m. on August 26, 2005 before the Honorable Edward J. Grant at the Jackson County Circuit Courthouse, 312 South Jackson Street, Jackson, Michigan 49201. Written objections will be due on or before August 19, 2005. Interested persons may attend the final approval hearing.

The Order also approved the forms of notice to shareholders and a proposed form of final court order and judgment. The long-form notice, attached hereto as Exhibit 99.4, provides details regarding the hearing, the lawsuit and the settlement. The shorter form notice will be published in The Wall Street Journal and the Detroit Free Press, and is attached hereto as Exhibit 99.5. The proposed form of the Circuit Court's Final Order and Judgment, which could be issued at or following the August 26, 2005 hearing, is attached hereto as Exhibit 99.6.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 CMS Energy's News Release, dated July 8, 2005
99.2 Stipulation of Settlement, dated July 7, 2005
99.3 Order Approving Notice and Scheduling Hearing, dated July 8, 2005
99.4 Notice of Settlement of Shareholder Derivative Action and Settlement Hearing, dated July 8, 2005
99.5 Important Notice to all Current Shareholders of CMS Energy Corporation, dated July 8, 2005
99.6 Proposed form of Final Order and Judgment

This Form 8-K contains "forward-looking statements" as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with "FORWARD-LOOKING STATEMENTS AND RISK FACTORS" found in the MANAGEMENT’S DISCUSSION AND ANALYSIS section of CMS Energy's Form 10-Q for the Quarter Ended March 31, 2005 (incorporated herein by reference), that discusses important factors that could cause CMS Energy's results to differ materially from those anticipated in such statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Energy Corporation

July 8, 2005	By:	S. Kinnie Smith, Jr.

Name: S. Kinnie Smith, Jr.
Title: Vice Chairman of the Board and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	CMS Energy's News Release, dated July 8, 2005
99.2	Stipulation of Settlement, dated July 7, 2005
99.3	Order Approving Notice and Scheduling Hearing, dated July 8, 2005
99.4	Notice of Settlement of Shareholder Derivative Action and Settlement Hearing, dated July 8, 2005
99.5	Important Notice to all Current Shareholders of CMS Energy Corporation, dated July 8, 2005
99.6	Proposed form of Final Order and Judgment